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                                                                  EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Natural MicroSystems Corporation

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-XXXXX) of our report dated January 24, 2000 relating to the financial statements of Natural MicroSystems Corporation, which appears in Natural MicroSystems Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and in its Registration Statement on Form S-3 (File no. 333-95431). We also consent to the incorporation by reference in this Registration Statement of our report dated January 24, 2000 relating to the financial statement schedule, which appears in Natural MicroSystems Corporation's Annual Report on Form 10-K for the year ended December 31, 1999 and in its Registration Statement on Form S-3 (File no. 333-95431). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                     PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
August 17, 2000